UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2016

THE MICHAELS COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36501 (Commission File Number)	37-1737959 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas   75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

On September 28, 2016, Michaels Stores, Inc. (“MSI”), as borrower, and Michaels Funding, Inc. and certain of MSI’s subsidiaries, as guarantors, entered into a Second Amendment to Amended and Restated Credit Agreement (the “Amendment”) with Deutsche Bank AG New York Branch, as administrative agent and collateral agent under the Term Loan Facility (as defined below),  the 2016 Converting Replacement Term B-1 Loan Lenders (as defined in the Amendment), the 2016 New Replacement Term B-1 Loan Lenders (as defined in the Amendment), the 2016 Converting Replacement Term B-2 Loan Lenders (as defined in the Amendment), the 2016 New Replacement Term B-2 Loan Lenders (as defined in the Amendment),  certain lenders constituting the New Required Lenders (as defined in the Amendment) and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC,  Wells Fargo Securities, LLC, Goldman Sachs Bank USA and Suntrust Robinson Humphrey, Inc., as joint lead arrangers and joint book running managers, which amends MSI’s senior secured term loan facility (the “Term Loan Facility” and the Term Loan Facility, as amended by the Amendment, is referred to herein as the “Amended Term Loan Facility”).

As a result of the Amendment, the term loans incurred on January 28, 2013 and the incremental term loans incurred on July 2, 2014 were converted into a single tranche of loans (the “New B-1 Term Loans”) and the maturity date for the New B-1 Term Loans was extended to January 28, 2023.  The applicable margin for the New B‑1 Term Loans under the Amended Term Loan Facility will be 1.75 % with respect to base rate borrowings and 2.75 % with respect to Eurocurrency borrowings, subject to a 0.25% step-down based on MSI’s Consolidated Secured Debt Ratio (as defined in the Amended Term Loan Facility).  The Amended Term Loan Facility provides for a 1.0% soft call premium applicable to the New B-1 Term Loans in connection with certain repricing transactions occurring on or prior to the six month anniversary of the initial effective date of the Amendment.

Under the Amended Term Loan Facility, MSI has the right to request additional term loans (a) in an aggregate amount of up to $750 million and (b) an amount of term loans requested by MSI so long as MSI’s consolidated secured debt ratio (as defined in the Amended Term Loan Facility) is no more than 3.25 to 1.00 on a pro forma basis as of the last day of the most recently ended four quarter period.  The lenders under the Amended Term Loan Facility will not be under any obligation to provide any such additional term loans and the incurrence of any additional term loans is subject to customary conditions precedent.

The above summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.

Certain lenders under the Amended Term Loan Facility, have engaged in, or may in the future engage in, transactions with, and perform services for, MSI and its affiliates in the ordinary course of business.

Item 2.03.            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.            Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description

10.1

Second Amendment to Amended and Restated Credit Agreement, dated as of September 28, 2016, among Michaels Stores, Inc., Michaels Funding, Inc., various subsidiary of Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent and collateral agent, the 2016 Converting Replacement Term B-1 Loan Lenders (as defined therein), the 2016 New Replacement Term B-1 Loan Lenders (as defined therein), the 2016 Converting Replacement Term B-2 Loan Lenders (as defined therein), the 2016 New Replacement Term B-2 Loan Lenders (as defined therein),  certain lenders constituting the New Required Lenders (as defined therein) and the other agents named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MICHAELS COMPANIES, INC.

By:	/s/ Denise Paulonis
Denise Paulonis
Executive Vice President – Chief Financial Officer

Date: September 30, 2016

INDEX TO EXHIBITS

Exhibit Number	Description

10.1

Second Amendment to Amended and Restated Credit Agreement, dated as of September 28, 2016, among Michaels Stores, Inc., Michaels Funding, Inc., various subsidiary of Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent and collateral agent, the 2016 Converting Replacement Term B-1 Loan Lenders (as defined therein), the 2016 New Replacement Term B-1 Loan Lenders (as defined therein), the 2016 Converting Replacement Term B-2 Loan Lenders (as defined therein), the 2016 New Replacement Term B-2 Loan Lenders (as defined therein),  certain lenders constituting the New Required Lenders (as defined therein) and the other agents named therein.